Exhibit 10.1

AMENDMENT TO CONSULTING AGREEMENT

This Amendment to Consulting Agreement (“Agreement”) is made and entered into as of August 1, 2013 (“Effective Date”) by and between GraphOn Corporation (“Company”) and Steven Ledger/Tamalpais Partners LLC (“Consultant”), with reference to that certain Consulting Agreement dated February 1, 2012 between the same parties (the “Original Agreement”).  The parties to the Original Agreement hereby agree to amend it as follows:

1.            Exhibit A of the Original Agreement is hereby amended by adding thereto the following services and compensation terms (the “Supplemental Services”), without changing the already existing terms of Exhibit A:

“Supplemental Services: Consultant shall provide the following services and deliverables, on a near-full time basis (approximately 30 hours per week), in addition to such other services as the Company and Consultant may agree to from time to time:

1.	Assistance on financial business model development (including revenue/cost modeling). These services do not include participation in the preparation of financial statements in any respect.
2.	Investor relations services, in coordination with the CEO, to effectively communicate the financial models and strategies developed in Item 1 and to develop a broader shareholder and prospective shareholder audience.
3.	Assist the senior management team to strategically and tactically develop and execute go-to-market plans for new businesses and the monetization/value extraction of existing businesses.
4.	General business advisory services to the senior management team as requested.

Consulting Term for Supplemental Services: August 1, 2013 through October 31, 2013, terminable only by mutual consent or, after notice and a reasonable opportunity to cure, upon material breach.  The term and termination provisions with respect to the Supplemental Services control over the termination provisions in Section 5(a) of the Original Agreement.

Additional Compensation for Supplemental Services: $38,000 payable in full at commencement of term.”

2.            Except as modified or supplemented hereby, the Original Agreement and Exhibit A remains unchanged and in full force and effect in accordance with its terms.

IN WITNESS HEREBY, the parties hereto have executed this Agreement as of the date first written above.

GraphOn Corporation		Steven Ledger/Tamalpais Partners

By:	/s/ Eldad Eilam	By:	/s/ Steven Ledger
Its:	Chief Executive Officer	Its:	Managing Partner